UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 25, 2012

TRUE RELIGION APPAREL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue
Vernon, California 90058
(Address of Principal Executive Offices, Zip Code)

(323) 266-3072
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of True Religion Apparel, Inc. (the “Company”) was held on April 25, 2012.  The matters submitted to a vote of the Company’s stockholders and the certified results are as follows:

1.           Election of Directors:  The nominees for director listed below were elected by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Jeffrey Lubell	20,120,302	1,510,307	1,931,407
Marcello Bottoli	21,477,638	152,971	1,931,407
Joseph Coulombe	21,515,766	114,843	1,931,407
G. Louis Graziadio, III	20,668,420	962,189	1,931,407
Robert L. Harris, II	20,905,847	724,762	1,931,407
Seth R. Johnson	21,516,372	114,237	1,931,407
Mark S. Maron	20,905,997	724,612	1,931,407

2.           Ratification of Appointment of Deloitte & Touche:  The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2012 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
23,441,240	108,960	11,816	0

3.           Advisory Vote on Executive Compensation:  The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
12,342,877	8,590,818	696,914	1,931,407

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 1, 2012	TRUE RELIGION APPAREL, INC.

	By:	/s/ Peter F. Collins
	Name:	Peter F. Collins
	Title:	Chief Financial Officer